                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Continental Mortgage and Equity Trust
  Dallas, Texas

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 1997, relating to the consolidated financial statements of Continental Mortgage and Equity Trust for the year ended December 31, 1996.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                   /s/  BDO SEIDMAN, LLP

                                                      BDO Seidman, LLP

Dallas, Texas
November 17, 1997